SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2008

MILLSTREAM VENTURES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53167	87-0405708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

374 East 400 South, Suite 3, Springville, UT	84663
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(801) 489-9438

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01

Changes in Control of Registrant.

On October 30, 2008, Steven L. White assumed management control of Millstream Ventures, Inc. (the “Company”).  On November 6, 2008, Mr. White acquired 20,000,000 shares of common stock, representing approximately 95% of the outstanding shares, from Denny W. Nestripke, the former sole officer and director of the Company.  With this transaction Mr. White has assumed both managerial and stock control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millstream Ventures, Inc.

Date:  November 7, 2008

By /s/ Steven L. White

     Steven L. White, President

2